UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: April 21, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Resignation of a Director; Appointment of Chairpersons

Effective April 21, 2016, Stanley Hirschman resigned as a director and chairman and member of the Audit Committee of Axion Power International, Inc. (the “Company”) due to his inability to devote the time and resources necessary to continue in his role as a director. On April 25, 2016, the Company’s Board of Directors appointed Richard Bogan, its Chief Executive Officer, as its Chairman in addition to being its CEO, and Donald Farley, as its Vice Chairman. The Board also appointed Michael Kishinevsky as the interim chairman of its Audit Committee.

ITEM 9.01 Exhibit

Exhibit 99.1 Press release, dated April 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 27, 2016

Axion Power International, Inc.

By:	/s/ Richard H. Bogan
Richard H. Bogan
Chief Executive Officer